SCHEDULE 14A INFORMATION

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

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[ ]      Filed by a Party other than the Registrant

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[ ]   Definitive Proxy Statement                 the Commission Only (as
[ ]   Definitive Additional Materials            permitted by Rule 14a-6(e)(2))
[ ]   Soliciting Material Pursuant to ss.240.
      14a-11(c) or ss.240.14a-12

                            DOMAIN ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
                                                                PRELIMINARY COPY

                                  [DOMAIN LOGO]

                            DOMAIN ENERGY CORPORATION

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 1998

                                 ---------------

TO THE STOCKHOLDERS OF DOMAIN ENERGY CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DOMAIN ENERGY CORPORATION (the "Company") will be held at Raveneaux Country Club, 945 Cypresswood, Spring, Texas, at 10:00 a.m. local time on Tuesday, May 12, 1998 (the "Annual Meeting"), for the following purposes:

         1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors shall have been elected and qualified;

         2. To consider and vote upon a proposal to approve the Company's Second Amended and Restated 1996 Stock Purchase and Option Plan;

         3. To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock, par value $.01 per share, that the Company has authority to issue from 25,000,000 to 50,000,000;

         4. To ratify the Board of Directors' appointment of independent certified public accountants for the Company and its subsidiaries for fiscal year 1998; and

         5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of the Company's Common Stock outstanding as of the close of business on March 25, 1998 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A proxy card is enclosed in the pocket on the front of the envelope in which these materials were mailed to you. Please complete, sign and date the proxy card and return it promptly in the enclosed postage-paid return envelope. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person. The list of stockholders of the Company may be examined at the offices of the Company located at 16801 Greenspoint Park Drive, Suite 200, Houston, Texas 77060.

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 is enclosed.



                       By Order of the Board of Directors

Houston, Texas
March [30], 1998

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND PERSONALLY. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                            DOMAIN ENERGY CORPORATION

                                 PROXY STATEMENT

                                  INTRODUCTION


         This Proxy Statement is furnished to stockholders of Domain Energy Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 1998, and at any adjournments thereof. The date of this Proxy Statement is March [30], 1998, and this Proxy Statement and the form of proxy are first being mailed or given to the Company's stockholders on or about such date. The Company's principal executive offices are located at 16801 Greenspoint Park Drive, Suite 200, Houston, Texas 77060, where its telephone number is (281) 618-1800.

         At the Annual Meeting, the holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked (1) to elect seven directors to serve on the Board of Directors of the Company, such directors to serve until the next annual meeting of stockholders and until their successors shall have been elected and qualified, (2) to consider and vote upon a proposal to approve the Company's Second Amended and Restated 1996 Stock Purchase and Option Plan For Key Employees of Domain Energy Corporation and Affiliates, (3) to consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock that the Company has authority to issue from 25,000,000 to 50,000,000 and (4) to ratify the Board of Directors' appointment of Deloitte & Touche LLP as independent certified public accountants for the Company and its subsidiaries for fiscal year 1998.

         Only holders of record of the Common Stock outstanding as of the close of business on March 25, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. As of the close of business on the Record Date, [15,107,719] shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of Common Stock are based on [15,107,719] shares outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted on.

         The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (and therefore abstentions and broker non-votes will have no legal effect on such election). The affirmative vote of a majority of the outstanding Common Stock is required to approve the amendement to the Company's Amended and Restated Certificate of Incorporation. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote will be necessary to approve each of the other proposals presented at the Annual Meeting (and therefore abstentions will have the effect of a negative vote on such proposals). An automated system administered by the Company's transfer agent will tabulate the votes cast.

         All shares of Common Stock represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the direction on the proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS, "FOR" THE PROPOSAL TO APPROVE THE SECOND AMENDED OPTION PLAN, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 1998. The Company does not know of any matters, other than those described above, which will come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         A record holder of Common Stock who executes and returns a proxy has the power to revoke it at any time before it is voted. A holder who wishes to revoke a proxy can do so by executing a later dated proxy relating to the same shares and by delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by giving written notice of the revocation to the Secretary of the Company prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: Domain Energy Corporation, P.O. Box 2229, Houston, Texas 77252-2229, Attention: Corporate Secretary.

         The Company's Annual Report to Stockholders for the year ended December 31, 1997, which includes, among other things, the Company's audited consolidated balance sheets at December 31, 1997 and 1996, and related statements of income, stockholders' equity and cash flows for the year ended December 31, 1997 and for the period from December 30, 1996 (date of incorporation) to December 31, 1996, and the combined statements of income, stockholder's equity and cash flows of Tenneco Ventures Corporation and Tenneco Gas Production Corporation (the Company's predecessor entities) for the two years in the period ended December 31, 1996, is being mailed herewith to all stockholders of record as of the Record Date.

         The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of the Company who will receive no additional compensation for doing so. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of the Common Stock held by them as stockholders of record.

         The Company has retained ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") to solicit proxies for the Annual Meeting from brokers, banks, nominees and other institutional holders. ChaseMellon will receive $4,000 plus expenses for performing such services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 25, 1998 concerning the persons known by the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock, the members of the Board of Directors of the Company, the named executive officers listed in the Summary Compensation Table set forth below and all directors and executive officers of the Company as a group.

                                                       BENEFICIAL OWNERSHIP

             NAME OF BENEFICIAL OWNER             SHARES            PERCENT
             ------------------------             ------            -------

First Reserve Corporation (1)................  7,820,718             51.8%
    475 Steamboat Road
    Greenwich, Connecticut 06830

William E. Macaulay (2)......................  7,823,386 (3)(4)      51.8%
    475 Steamboat Road
    Greenwich, Connecticut 06830

John A. Hill (2).............................  7,820,718 (3)         51.8%
    475 Steamboat Road
    Greenwich, Connecticut 06830

Michael V. Ronca.............................    218,947 (5)          1.4%

Michael L. Harvey............................      9,532               *

Herbert A. Newhouse..........................     71,123 (5)           *

Catherine L. Sliva...........................     51,565 (5)           *

Rick G. Lester...............................     35,440 (5)           *

Jonathan S. Linker...........................      2,668 (4)           *

William P. Nicoletti.........................      6,668 (4)           *

Steven H. Pruett.............................      3,168 (4)           *

Gary K. Wright...............................      2,668 (4)           *

All directors and executive officers
    as a group (10 persons)..................  8,220,665 (3)         54.1%

-----------------------------
*       Less than 1%.

(1) Shares of Common Stock shown as owned by First Reserve Corporation are owned of record by First Reserve Fund VII, Limited Partnership, of which First Reserve Corporation is the sole general partner and as to which it possesses sole voting and investment power.

(2) Messrs. Macaulay and Hill may be deemed to share beneficial ownership of the shares shown as beneficially owned by First Reserve Corporation as a result of Messrs. Macaulay and Hill's ownership of common stock of First Reserve Corporation. Messrs. Macaulay and Hill disclaim beneficial ownership of such shares.

(3) Includes 7,820,718 shares beneficially owned by First Reserve Corporation.

(4) Includes 2,668 shares issuable upon exercise of options held by each of Messrs. Macaulay, Linker, Pruett, Nicoletti and Wright, 50% of which are currently exercisable at $13.50 per share and 50% of which will be exercisable within 60 days at $13.50 per share.

(5) Includes 33,930, 11,310, 11,310 and 5,027 shares issuable upon exercise of options held by Mr. Ronca, Mr. Newhouse, Mrs. Sliva and Mr. Lester, respectively, which are currently exercisable at $4.18 per share.


                              ELECTION OF DIRECTORS

         Directors of the Company are elected each year to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Company's Bylaws provide that the number of directors constituting the entire Board of Directors shall be six or such larger number as may be fixed from time to time by action of the stockholders or Board of Directors. On February 17, 1998, the Board of Directors expanded the number of director positions from six to seven and elected Michael L. Harvey to fill the vacancy. Each of the seven members of the Board of Directors has been nominated by the Board of Directors to stand for election at the Annual Meeting. The Board of Directors recommends that such seven nominees, each of whom is named below, be elected to serve as directors.

         It is intended that the proxies received from holders of the Company's Common Stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of the Board nominees named below. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, in such event the proxies will be voted in accordance with the discretionary authority granted in the proxies for such other candidate or candidates as may be nominated by the Board of Directors.

         Information concerning the Board nominees for election as directors at the Annual Meeting, including their business experience during the past five years, appears below.

                NAME            AGE                  POSITION
                ----            ---                  --------

Jonathan S. Linker..........    49         Chairman of the Board of Directors

Michael L. Harvey...........    50         Director and Executive Vice President

William E. Macaulay.........    52         Director

William P. Nicoletti........    52         Director

Steven H. Pruett............    36         Director

Michael V. Ronca............    44         Director, President and Chief
                                            Executive Officer

Gary K. Wright..............    53         Director


         Jonathan S. Linker has served as a Director of the Company since its inception in 1996. Mr. Linker has been a Managing Director of First Reserve Corporation since 1996, the President and a director of IDC Energy Corporation since 1987, and a Vice President and director of Sunset Production Corporation since 1991. First Reserve Corporation is an investment management firm specializing in making private equity investments in energy companies. IDC Energy Corporation and Sunset Production Corporation are small, privately-held oil and gas companies.

         Michael L. Harvey has been an Executive Vice President of the Company and has served as a Director of the Company since February 1997. In 1987, Mr. Harvey founded Gulfstar Petroleum Company and Gulfstar Operating Company where he served as Chief Executive Officer until the assets of the companies were sold in

1990. In 1991, Mr. Harvey and certain investors formed Gulfstar Energy, Inc., a company engaged in the exploration, development and production of oil and gas in the shallow waters of the Gulf of Mexico. Mr. Harvey served as Chief Executive Officer of Gulfstar Energy, Inc. until it was merged with a subsidiary of the Company in December 1997.

         William E. Macaulay has served as a Director of the Company since March 1997. Mr. Macaulay has been the President and Chief Executive Officer of First Reserve Corporation since 1983. Mr. Macaulay serves as a director of Weatherford Enterra, Inc., an oilfield services company, Maverick Tube Corporation, a manufacturer of steel pipe and casing, TransMontaigne Oil Company, an oil products distribution and refining company, National-Oilwell, Inc., a manufacturer and distributor of equipment and products used in oil and gas drilling and production, and Cal Dive International Inc., an oilfield services company.

         William P. Nicoletti has served as a Director of the Company since June 1997. Mr. Nicoletti has been Managing Director of Nicoletti & Company Inc., a New York based private investment banking firm, since 1991. Prior to founding Nicoletti & Company Inc., Mr. Nicoletti was a Managing Director and Head of the Energy and Natural Resources Group of PaineWebber Incorporated. Mr. Nicoletti is a director of Star Gas Corporation, a propane distribution company, and StatesRail, Inc., a short line railroad holding company.

         Steven H. Pruett has served as a Director of the Company since March 1997. Mr. Pruett has been the President and Chief Executive Officer of First Reserve Oil & Gas Co. since 1996. First Reserve Oil & Gas Co., a company owned by investment funds managed by First Reserve Corporation, is engaged in the acquisition and development of oil and gas properties in the Midcontinent Region and the Permian Basin. Mr. Pruett was a Vice President of First Reserve Corporation from 1995 until 1997, at which time he became a consultant to the firm. Prior to joining First Reserve, Mr. Pruett worked for Credit Suisse First Boston as an investment banker in the Natural Resources Group in New York and Houston from 1994 to 1995. Mr. Pruett worked for Amoco Production Company in Planning and Economics from 1991 to 1994.

         Michael V. Ronca has been the President and Chief Executive Officer of the Company and has served as a Director of the Company since its inception in 1996. Mr. Ronca has been the President of the Company's predecessor entities since 1993. Prior to starting the Company's predecessor entities, Mr. Ronca served as Executive Director, Investor Relations for Tenneco Inc. where he was responsible for the development, implementation and management of a global investor relations program.

         Gary K. Wright has served as a Director of the Company since June 1997. Mr. Wright joined Chase Bank -- Houston in 1973 and is currently Manager of its Corporate Banking Department, with responsibility for relationships with the bank's Energy and National Brands Group. Mr. Wright is also Managing Director of the Global Oil and Gas Group for The Chase Manhattan Bank and is the senior banker for the group in the Southwest.

                        BOARD OF DIRECTORS AND COMMITTEES

         The Company's Board of Directors has an Audit Committee and a Compensation Committee. Members of these committees generally are elected annually at the regular meeting of the Board of Directors immediately following the annual meeting of stockholders. During 1997, the Board of Directors held four regularly scheduled meetings and three special meetings. Further information concerning the Board's standing committees appears below.

         AUDIT COMMITTEE.

         The Audit Committee presently consists of Messrs. Nicoletti and Wright. The Audit Committee has responsibility for, among other things, (i) recommending the selection of the Company's independent accountants, (ii) reviewing and approving the scope of the independent accountants' audit activity and extent of non-audit services, (iii) reviewing with management and the independent accountants the adequacy of the Company's basic accounting systems, (iv) reviewing with management and the independent accountants the Company's financial statements and exercising general oversight of the Company's financial reporting process and (v) reviewing the

Company's litigation and other legal matters that may affect the Company's financial condition and monitoring compliance with the Company's business ethics and other policies. During 1997, the Audit Committee held one meeting.

         COMPENSATION COMMITTEE.

         The Compensation Committee presently consists of Messrs. Linker, Nicoletti and Ronca. This committee has general supervisory power over, and the power to grant options under, the Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates. The Compensation Committee additionally has responsibility for, among other things,
(i) reviewing the recommendations of the Chief Executive Officer as to appropriate compensation of the Company's principal executive officers and certain other key personnel and establishing the compensation of such key personnel and the Chief Executive Officer, (ii) examining periodically the general compensation structure of the Company and (iii) supervising the employee benefit plans and compensation plans of the Company. During 1997, the Compensation Committee held two meetings.

         During 1997, each director of the Company attended all of the regularly scheduled and special meetings of the Board and all meetings of committees of the Board on which such director served, except that Mr.
Macaulay did not attend the three special meetings of the Board.

                              DIRECTOR COMPENSATION

         Directors of the Company who are not employees of the Company or any of its subsidiaries receive a retainer of $10,000 per year for their services as directors. Such directors also receive $1,250 plus expenses for each Board meeting attended, and $500 plus expenses for each meeting of any committee of the Board attended.
Directors who are employees of the Company do not receive directors' fees.

         Pursuant to the Domain Energy Corporation 1997 Stock Option Plan for Nonemployee Directors (the "Nonemployee Director Plan"), each member of the Board of Directors who is not an employee of the Company or its subsidiaries is eligible to receive options. On the effective date of the Nonemployee Director Plan, each nonemployee member of the Board of Directors (i.e., Messrs. Linker, Macaulay, Nicoletti, Pruett and Wright) was granted an option to purchase 4,002 shares of Common Stock at a price of $13.50 per share. Future eligible directors will also be granted an option to purchase an identical number of shares of Common Stock upon their initial appointment or election to the Board of Directors. The exercise price of the options will be equal to the fair market value of the Common Stock on the date of grant. The options may be exercised for a period of ten years commencing on the date of grant as follows: (i) up to one-third of the total number of shares of Common Stock subject to an option may be purchased as of the date of grant; (ii) up to an additional one-third of the total number of shares of Common Stock subject to an option may be purchased as of the date of the annual meeting of stockholders of the Company in the year following the year in which the option was granted ("Second Vesting Date"), provided that the holder of the option is an eligible director immediately following such meeting; and (iii) the balance of the total number of shares of Common Stock subject to an option may be purchased as of the date of the annual meeting of stockholders next following the Second Vesting Date ("Final Vesting Date"), provided that the holder of the option is an eligible director immediately following such meeting. On the date of the annual meeting of stockholders of the Company that takes place during the calendar year in which the first anniversary of the Final Vesting Date of an option occurs, the holder of such option shall automatically be granted an option to purchase 3,000 shares of Common Stock, provided that the holder of the option is an eligible director immediately following such meeting.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and for each of its other executive officers (the "named executive officers") during fiscal years 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS (2)
                                         ANNUAL COMPENSATION (1)                    ------------------
          NAME AND                      -----------------------                        SECURITIES              ALL OTHER
        PRINCIPAL POSITION            YEAR            SALARY            BONUS       UNDERLYING OPTIONS       COMPENSATION (3)
        ------------------            ----            ------            -----       -------------------     ----------------


Michael V. Ronca...................   1997     $     180,000         $   160,000         339,300          $     639,000
President and Chief Executive         1996           185,120             160,000            --                    9,500
Officer                               1995           170,000              70,000            --                    9,240

Michael L. Harvey..................   1997             6,250  (4)             --            --                       --
Executive Vice President

Herbert A. Newhouse................   1997           150,000              72,000         113,100                229,500
Executive Vice President              1996           150,800              70,000            --                    9,500
                                      1995            58,333               6,697            --                    3,733

Catherine L. Sliva.................   1997           105,000              60,000         113,100                 97,013
Executive Vice President and          1996            98,040              38,400            --                    7,843
Secretary                             1995            92,040              15,200            --                    7,363

Rick G. Lester.....................   1997           119,060              67,000          50,266                134,527
Vice President, Chief Financial       1996           114,060              39,200            --                    9,125
Officer and Treasurer                 1995           108,960              17,180            --                    8,717

--------------------------------
(1) Does not include the value of perquisites and other personal benefits, securities or property (including $20,000 paid to Mr. Ronca) because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for the named executive officers.

(2) Does not include options to acquire shares of common stock of Tenneco Inc. (the former parent of the Company's predecessor entities) granted to Mr. Ronca, Mr. Newhouse, Ms. Sliva and Mr. Lester or restricted stock awards made to Mr. Ronca and Mr. Newhouse, all of which were granted or awarded in January 1996 as compensation for performance in 1995.

(3) 1997 data for each of Mr. Ronca, Mr. Newhouse, Mrs. Sliva and Mr. Lester represents (i) severance payments and retention bonuses in the amount of $623,000, $217,500, $88,613 and $125,027, respectively, paid by El Paso Natural Gas Company in connection with its acquisition of Tenneco Energy in December 1996 and the sale of Tenneco Ventures Corporation and certain of its affiliates to the Company in December 1996, (ii) contributions by the Company under its 401(k) plan in the amount of $9,500, $9,500, $8,400 and $9,500, respectively, and (iii)
         cash payments in lieu of matching contributions under the Company's 401(k) plan in the amount of $6,500 and $2,500 for Mr. Ronca and Mr. Newhouse, respectively. 1996 and 1995 data represent contributions of Tenneco Inc. under its 401(k) plan.

(4) Mr. Harvey commenced employment with the Company as an officer of Gulfstar Energy, Inc. on December 15, 1997, which was the date that the Company acquired Gulfstar Energy, Inc. through a merger with a subsidiary of the Company. Mr. Harvey was elected an Executive Vice President and Director of the Company on February 17, 1998.

                              EMPLOYMENT AGREEMENTS

         The Company entered into a three-year employment agreement with Mr. Ronca on December 31, 1996 pursuant to which Mr. Ronca serves as the Company's President and Chief Executive Officer (the "Ronca Employment Agreement"). Under the Ronca Employment Agreement, Mr. Ronca receives an annual base salary of $180,000 and is entitled to receive an annual cash bonus based on the satisfaction of performance criteria determined by the Board of Directors, in target and maximum amounts equal to 50% and 90%, respectively, of such base salary. The Ronca Employment Agreement also provides that Mr. Ronca will receive $20,000 annually to be used, at his discretion, for perquisites and other fringe benefits associated with his position as President and Chief Executive Officer of the Company. Mr. Ronca is additionally entitled to participate in all other employee compensation and welfare benefit plans and programs available to the Company's other senior executive officers, including health, dental, group life, disability and retirement plans, and expense reimbursement. In the event Mr. Ronca's employment is terminated prior to December 31, 1999 and under certain circumstances, including an election by Mr. Ronca to terminate his employment following a Change of Control (as therein defined) or for Good Reason (as therein defined), he would be entitled under such employment agreement to receive a termination payment equal to the greater of (i) an amount equal to Mr. Ronca's base salary at its then current annual rate plus the amount of Mr. Ronca's target cash bonus for the year in which termination occurs and (ii) the full amount of the base salary he would have received thereunder for the remaining term thereof had his employment not been so terminated. Under the Ronca Employment Agreement, a "Change of Control" is defined as the acquisition by any person or entity, or group thereof, excluding First Reserve Fund VII, Limited Partnership and other affiliates of First Reserve Corporation of more than 50% of the outstanding voting stock of the Company, and "Good Reason" is defined to include, among other things, material reductions in Mr. Ronca's duties, responsibilities or base salary.

         The Company entered into a three-year employment agreement with Mr. Harvey on March __, 1998, to be effective February 17, 1998, pursuant to which Mr. Harvey serves as one of the Company's Executive Vice Presidents (the "Harvey Employment Agreement"), with primary responsibility for business development matters. Under the Harvey Employment Agreement, Mr. Harvey receives an annual base salary of $150,000 and is entitled to be nominated for election by the stockholders to the Company's Board of Directors so long as the Harvey Employment Agreement remains in effect. Mr. Harvey is additionally entitled to participate in all other employee compensation and welfare benefit plans and programs available to the Company's other senior executive officers, including the Company's annual cash bonus plan for executives, all health, dental, group life, disability and retirement plans, and expense reimbursement. In the event Mr. Harvey's employment is terminated prior to February 17, 2001 and under certain circumstances, including an election by Mr. Harvey to terminate his employment following a Change of Control (as therein defined) or for Good Reason (as therein defined), he would be entitled under such employment agreement to receive a termination payment equal to the greater of (i) an amount equal to Mr. Harvey's base salary at its then current annual rate plus the amount of Mr. Harvey's target cash bonus for the year in which termination occurs (which for 1998 has been established as an amount equal to 40% of Mr. Harvey's annual base salary) and (ii) the full amount of the base salary he would have received thereunder for the remaining term thereof had his employment not been so terminated. Under the Harvey Employment Agreement, a "Change of Control" is defined as the acquisition by any person or entity, or group thereof, excluding First Reserve Fund VII, Limited Partnership and other affiliates of First Reserve Corporation of more than 50% of the outstanding voting stock of the Company, and "Good Reason" is defined to include, among other things, material reductions in Mr. Harvey's duties, responsibilities or base salary.

         The Harvey Employment Agreement also provides that at any time during the period from and including September 1, 1999 through and including September 30, 1999, Mr. Harvey may terminate the Harvey Employment Agreement without Good Reason and the Company may terminate such agreement without Cause (in either case, a "Special Termination"). If Mr. Harvey invokes a Special Termination, no termination payment is due from the Company, but if the Company invokes a Special Termination, Mr. Harvey would receive a termination payment equal to his base salary at its then current annual rate, and for a period of one year following termination would be entitled to a continuation of his health and dental insurance, or to receive comparable coverage, in each case at the Company's expense. If neither the Company nor Mr. Harvey invokes the right to effect a Special Termination within the period permitted therefor, the Company will adjust Mr. Harvey's base salary to within 2%, plus or minus, of the arithmetic average of the base salaries of the other Executive Vice Presidents of the Company.


                                  OPTION GRANTS

         The following table sets forth certain information with respect to grants of stock options under the Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates (the "Stock Option Plan") to the Company's Chief Executive Officer and each of the other named executive officers of the Company listed in the Summary Compensation Table set forth above. In addition, there are shown hypothetical gains or "option spreads" that could be realized for the respective options, based on arbitrarily assumed rates of annual compound stock price appreciation of 0 percent, 5 percent and 10 percent from the date the options were granted over the full option terms.

                              OPTION GRANTS IN 1997




                                                     Individual Grants
                              ---------------------------------------------------------------
                                             Percent of
                                               Total
                                Number of     Options                  Market                   Potential Realizable Value at
                                  Shares     Granted to                Price                    Assumed Annual Rates of Stock
                                Underlying   Employees   Exercise or     on                     Price Appreciation For Option
                                 Options         in       Base Price  Date of    Expiration               Terms (2)
                               Granted (1)     1997       Per Share    Grant       Date         0%         5%          10%
                               ------------  ----------  ------------ --------  ------------  --------- ----------  -------

Michael V. Ronca
    Time Options.............  169,650           20.0%   $4.18         $4.18      02/21/07    $--      $  446,180 $ 1,129,869
    Performance Options......  169,650           20.0    0.01           4.18      02/21/07    707,440   1,153,620   1,837,310
Michael L. Harvey
    Time Options.............  --                 --     --              --          --       --        --          --
    Performance Options......  --                 --     --              --          --       --        --          --
Herbert A. Newhouse
    Time Options.............  56,550             6.7    4.18           4.18      02/21/07    --        148,727     376,623
    Performance Options......  56,550             6.7    0.01           4.18      02/21/07    235,814   384,540     612,437
Catherine L. Sliva
    Time Options.............  56,550             6.7    4.18           4.18      02/21/07    --        148,727     376,623
    Performance Options......  56,550             6.7    0.01           4.18      02/21/07    235,814   384,540     612,437
Rick G. Lester
    Time Options.............  25,133             3.0    4.18           4.18      02/21/07    --        66,100      167,386
    Performance Options......  25,133             3.0    0.01           4.18      02/21/07    104,805   170,904     272,190


-----------------------------
(1) All options expire ten years from the date on which they were granted. The Time Options are exercisable as to 20% of the shares of Common Stock subject thereto on the first anniversary of the date on which they were granted and are thereafter exercisable as to an additional 20% of such shares upon each anniversary thereafter. The Performance Options become exercisable at any time following the second anniversary of the date on which they were granted, when the "investment return hurdle" described below is met; provided that the Performance Options become exercisable as to 100% of the shares of Common Stock subject thereto on the ninth anniversary of the date on which they were granted. The investment return hurdle will be satisfied when the equity value of the Common Stock acquired by First Reserve Fund VII, Limited Partnership on December 31, 1996 is equal to or greater than the amount determined by increasing the purchase price of such Common Stock at a compounded annual rate of 25% commencing on the date of purchase through and including the date of determination.

(2) These amounts represent certain assumed rates of appreciation only. There can be no assurance that the amounts reflected will be achieved.


                      OPTION EXERCISES AND YEAR-END VALUES

         The following table sets forth, for the Company's Chief Executive Officer and each of the other named executive officers of the Company listed in the Summary Compensation Table set forth above, the number of shares of Common Stock underlying both exercisable and non-exercisable stock options held by such persons as of December 31, 1997, and the year-end values for unexercised "in-the-money" options, which represent the positive spread between the exercise price of any such options and the year-end market price of the Common Stock. All such options were granted under the Stock Option Plan and no such options were exercisable during 1997.

                        AGGREGATED 1997 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES

                                          Number of Shares                                  Value of Unexercised
                                       Underlying Unexercised                              In-the-Money Options at
                                    Options at December 31, 1997                            December 31, 1997(1)
                          -------------------------------------------------   ----------------------------------
         Name                   Exercisable              Unexercisable              Exercisable             Unexercisable
         ----                   -----------              -------------              -----------             -------------
Michael V. Ronca.......             --                          339,300                 --                      $4,633,142
Michael L. Harvey......             --                               --                 --                        --
Herbert A. Newhouse....             --                          113,100                 --                       1,544,380
Catherine L. Sliva.....             --                          113,100                 --                       1,544,380
Rick G. Lester.........             --                           50,266                 --                         686,382

------------------------------------
(1) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Common Stock on the New York Stock Exchange on December 31, 1997 of $15.75 per share and the exercise price of the stock option.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

GENERAL

         The Compensation Committee (the "Committee") of the Board of Directors currently consists of Jonathan S. Linker, William P. Nicoletti and Michael V. Ronca, President and Chief Executive Officer of the Company. The Committee is responsible for (i) evaluating the performance of management, (ii) determining the compensation for the directors, officers, employees and agents of the Company, (iii) administering the Company's Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees under which grants may be made to employees of the Company and (iv) approving and administering any loan to, guarantee of any obligation of, or other assistance to any employee or the Company. The Committee's recommendations are subject to the review, modification and approval of the full Board of Directors, except that the Chief Executive Officer does not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his compensation. During 1997 the Committee held two meetings.

         To determine the level and composition of compensation for each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate performance. Generally, executive compensation is comprised of three elements: (1) base compensation;
(2) incentive bonus; and (3) stock options.

BASE COMPENSATION

         Base salaries for the year 1997 for each of the Company's executive officers were determined upon such officer's level of responsibility, experience level, time with the Company and its predecessor, contribution to the Company and individual performance. Market and economic conditions are considered, with the Committee evaluating compensation set for comparable positions in the oil and gas exploration and production industry. In this regard, the Committee analyzes published industry survey data and proxy information to determine base salaries paid by companies in the industry with similar operations and size and may consult with independent compensation consulting firms from time to time. In December 1997 the Committee adjusted the base salaries of the executive officers with the exception of the Chief Executive Officer to compensate for inflation and in certain cases for merit and expanded responsibilities.

BONUS COMPENSATION

         The Committee has established a policy of allocating a significant portion of total compensation paid to the Company's executive officers as "at risk" compensation in order to emphasize performance. Bonus compensation is discretionary and is determined by the Committee based upon operating, fiscal and strategic goals as well as more subjective criteria such as individual initiative, business judgment, technical expertise and management skills. Threshold, target and maximum bonuses are established for each executive at the beginning of each fiscal year. In 1997, all executives were awarded bonuses based on performance in excess of their respective targets. The Committee is also empowered to award special performance bonuses outside of the yearly bonus plan. In 1997 special awards totaling $42,500 were made to one executive officer and four other employees for outstanding performance.

STOCK-BASED COMPENSATION

         The Committee believes that stock options serve as important long-term incentives for executive officers of the Company encouraging continued employment and commitment to the performance of the Company. Moreover, the Committee believes that stock options represent an excellent vehicle to align the interests of the Company's employees with those of its stockholders. In general, options are granted at the prevailing market price and will therefore have value only if the price of the Company's Common Stock increases. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of options, it will take into account the considerations as discussed above and the requirements to remain competitive with option programs offered by similar companies in the oil and gas industry.

         The number of options that the Committee grants to employees is based on individual performance and level of responsibility. All options granted in 1997 were granted prior to June 27, 1997, the date of the Company's initial public offering. In 1998 the Committee will evaluate the participation level of each employee in the Second Amended and Restated 1996 Stock Purchase and Option Plan (assuming approval thereof by the stockholders) based on considerations outlined above. Based on such evaluation, the Committee may recommend to the full Board of Directors issuance of additional options to individual employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Ronca entered into an employment agreement with the Company as President and Chief Executive Officer for an initial term of three years effective December 31, 1996. See "Employment Agreements." In addition to the stock option grants and other elements of compensation required by his employment agreement, the Compensation Committee awarded Mr. Ronca a $160,000 performance-related bonus in 1997. This bonus recognized Mr. Ronca's performance in consummating several major transactions during 1997, including the initial public offering of the Company's Common Stock and the acquisition of Gulfstar Energy, Inc. and Mid-Gulf Drilling Corp.

SECTION 162(M)

         Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), provides that no deduction for federal income tax purposes shall be allowed to a publicly held corporation for applicable employee remuneration with respect to any covered employee of the corporation to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1.0 million. For purposes of this limitation, the term "covered employee" generally includes the chief executive officer of the corporation and the four highest compensated officers of the corporation (other than the chief executive officer). The term "applicable employee remuneration" generally means, with respect to any covered employee for the taxable year, the aggregate amount allowable as a federal income tax deduction for such taxable year for remuneration for services performed by such employee (whether or not during the taxable year); provided, however, that applicable employee remuneration does not include, among other items, certain remuneration payable solely on account of the attainment of one or more performance goals ("performance-based compensation"). It is the Company's general intention that the remuneration paid to its covered employees not exceed the deductibility limitation established by Section 162(m). Nevertheless, due to the fact that not all remuneration paid to covered employees may qualify as performance-based compensation, it is possible that the Company's deduction for remuneration paid to any covered employee during a taxable year may be limited by Section 162(m).

         The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                           THE COMPENSATION COMMITTEE
                               Jonathan S. Linker
                              William P. Nicoletti
                                Michael V. Ronca

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Linker, Nicoletti and Ronca served as members of the Compensation Committee of the Board of Directors during 1997. Mr. Ronca was President and Chief Executive Officer of the Company during 1997. See "Certain Relationships and Related Transactions." Neither of Messrs. Linker or Nicoletti was an officer or employee of the Company or any of its subsidiaries during 1997 or any prior year. Mr. Linker is a Managing Director of First Reserve Corporation, an affiliate of which entered into certain transactions with the Company during 1997. See "Certain Relationships and Related Transactions."

                         COMMON STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative total stockholder return for the Common Stock, the Standard & Poor's 500 ("S&P 500") Index and a Company-constructed Peer Group ("Peer Group") Index over the period during which the Common Stock has been publicly traded.

               COMPARISON OF SIX MONTH CUMULATIVE TOTAL RETURN (1)
                        JUNE 24, 1997 - DECEMBER 31, 1997



                 [Linear graph plotted from data in table below]

                                                       Cumulative Total Return
                          -----------------------------------------------------------------------------------------------------
                          6/24/97      6/30/97       7/31/97      8/31/97      9/30/97      10/31/97     11/30/97      12/31/97

The Company...........      100          100           103          113          137          128           123          117
Peer Group (2)........      100          102           103          119          132          125           111          100
S&P 500...............      100           99           107          101          106          103           107          109

-----------------------------


(1) Total return assuming reinvestment of dividends. There were no dividend for the period reported. Assumes $100 invested on June 24, 1997, in Common Stock, the S&P 500 Index and a Peer Group Index.

(2) The Company-constructed peer group consists of the following companies:
    Bellwether Exploration Co., Callon Petroleum Co., Chieftain International, Inc., Forcenergy Inc., Houston Exploration Co., Kelly Oil & Gas Corp., Meridian Resources Group, Newfield Exploration Co., Ocean Energy, Inc., Petsec Energy Limited, St. Mary's Land & Exploration Co. and Stone Energy Corp. Total return calculations were weighted according to the respective company's market capitalization.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECURITYHOLDERS AGREEMENT

         The Company, First Reserve Fund VII, Limited Partnership ("Fund VII"), of which First Reserve Corporation ("First Reserve") is the sole general partner, and the Company's officers who have purchased Common Stock (the "Management Investors") are parties to Securityholders Agreement dated as of December 31, 1996 (the "Securityholders Agreement"). The Securityholders Agreement contained provisions governing the management of the Company, voting of shares, election of directors and restrictions on transfer of shares, all of which terminated automatically upon the completion of the Company's initial public offering in June 1997. The Securityholders Agreement provides Fund VII the right on four occasions to require the Company to register all or part of Fund VII's registrable shares of Common Stock under the Securities Act, and the Company is required to use its reasonable best efforts to effect such registration, subject to certain conditions and limitations. Upon the Company's receipt of a demand from Fund VII to register all or part of its registrable shares, the Company is required to notify the other parties to the Securityholders Agreement of the demand, and such parties shall, subject to certain conditions and limitations, have the right to include the registrable shares held by them in such registration. The Securityholders Agreement also provides all the parties thereto with piggyback registration rights on any offering by the Company of any of its securities to the public except a registration on Forms S-4 or S-8 under the Securities Act; provided, however, that until June 27, 1999, the Management Investors will not have piggyback registration rights with respect to any registration in which Fund VII or any of its permitted transferees are not participating. The Company will bear the expenses of all registrations under the Securityholders Agreement.

OTHER TRANSACTIONS

         In February 1997, each of Michael V. Ronca, Herbert A. Newhouse, Catherine L. Sliva and Rick G. Lester borrowed $249,200, $87,000, $35,445 and $50,011, respectively, from the Company to partially fund the purchase of shares of Common Stock from the Company. Each such loan was repaid in full in January or February 1998. Prior to their repayment, the loans accrued interest at the rate of 8% per annum, payable semiannually; provided that such executive officers could elect to satisfy his or her semiannual interest payment obligation by increasing the principal amount of the loan by the amount of interest otherwise payable. The largest aggregate amount of each such loan during 1997 was $266,637, $93,087, $37,925 and $53,510, respectively.

         Pursuant to an agreement executed on March ___, 1998, the Company agreed to make available a loan to Michael L. Harvey of up to $250,000 for the purpose of acquiring Company Common Stock through open market purchases. Such loan may be drawn by Mr. Harvey, at his election, at any time through [September] 30, 1998 and would be secured by the shares purchased and any other Company securities acquired after March ___, 1998, including options to acquire Company Common Stock and shares of Company Common Stock issued upon exercise of any such options. Borrowings by Mr. Harvey from the Company under this loan agreement will accrue interest at the rate of 8% per annum, payable semiannually on each December 31 and June 30 while principal amounts are outstanding; provided, however, that Mr. Harvey may elect to satisfy his semiannual interest payment obligation by increasing the principal amount of the indebtedness owed to the Company by the amount of interest otherwise payable. All principal amounts outstanding, together with any accrued and unpaid interest thereon, would be due and payable on [December 31], 2001. As of March 25, 1998, no amounts were outstanding under this loan agreement.

         Concurrently with the consummation of the Company's initial public offering of Common Stock in June 1997, Fund VII purchased 643,037 shares of Common Stock from the Company at a price of $13.50 per share, which was the price offered to the public. Fund VII paid a portion of the purchase price of such Common Stock by delivery to the Company of an $8.0 million promissory note that was issued to Fund VII by the Company in December 1996.

         The Company paid First Reserve a fee of $500,000 in 1997 for financial advisory services rendered in connection with the Company's acquisition of Tenneco Ventures Corporation and its affiliates in December 1996.

               PROPOSAL TO APPROVE THE SECOND AMENDED OPTION PLAN

         The Board of Directors of the Company has adopted, subject to stockholder approval at the Annual Meeting, the Company's Second Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates (the "Second Amended Option Plan"). The Second Amended Option Plan amends the Company's Stock Option Plan by increasing the authorized number of shares of Common Stock available for issuance thereunder from 867,091 shares to 1,510,772 shares (10% of the Company's outstanding shares of Common Stock) and by increasing the aggregate number of shares of Common Stock that may be granted to any one participant thereunder. In addition, the Second Amended Option Plan provides that the amount of shares available for issuance thereunder shall automatically be increased from time to time so that such amount is always equal to 10% of the Company's outstanding Common Stock. 100,000 stock options have been granted under the Second Amended Option Plan, subject to stockholder approval of the plan at the Annual Meeting. See "New Plan Benefits."

         The following summary of certain terms of the Second Amended Option Plan is qualified in its entirety by reference to the full text thereof, which is set forth as Exhibit A attached hereto.

ADMINISTRATION

         The Second Amended Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Second Amended Option Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Second Amended Option Plan.

NUMBER OF SHARES AVAILABLE

         The Second Amended Option Plan currently authorizes the issuance of 1,510,772 shares of Common Stock. In addition, the Second Amended Option Plan provides that the amount of shares available for issuance thereunder shall automatically be increased from time to time so that such amount is always equal to 10% of the Company's outstanding Common Stock. The Second Amended Option Plan limits the number of shares of Common Stock that may be granted to any one participant thereunder to 750,000. The Stock Option Plan authorized the issuance of an aggregate of 867,091 shares of Common Stock and limited the aggregate number of shares of Common Stock that could be granted to any one participant to 339,300.

         Unless restricted by applicable law, shares related to grants that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for new grants. In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, Change of Control (as defined below) or similar event, or as required under any grant agreement, the Committee may adjust appropriately the number of shares available for or covered by grants and share prices related to outstanding grants and make such other revisions to outstanding grants as it deems are equitably required.

AWARDS UNDER THE SECOND AMENDED OPTION PLAN

         AWARDS AND ELIGIBILITY. Pursuant to the Second Amended Option Plan, the Company may grant to employees, directors or other persons having a unique relationship with the Company or its affiliates, singly or in combination, Incentive Stock Options and Other Stock Options (collectively "Stock Options") and Stock Appreciation Rights, Restricted Stock, Purchase Stock, Dividend Equivalent Rights, Performance Units, Performance Shares or Other Stock-Based Grants (collectively, "Stock-Based Grants"). The terms of any such grant will be determined by the Committee and set forth in a separate grant agreement.

         INCENTIVE STOCK OPTIONS. These are stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase Common Stock. In addition to other restrictions contained in the Second Amended Option Plan, an Incentive Stock Option (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the fair market value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate fair market value of Common Stock (determined at the time of each grant) with respect to which Incentive Stock Options are first exercisable with respect to any participant under the Second Amended Option Plan and any Incentive Stock Options granted to the participant for such year under any plans of the Company or any subsidiary in any calendar year is $100,000.

         OTHER STOCK OPTIONS. These are options to purchase Common Stock that are not designated by the Committee as "Incentive Stock Options." At the time of grant, the Committee shall determine the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. In addition to other restrictions contained in the Second Amended Option Plan, an Other Stock Option (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the fair market value of Common Stock on the date the option is granted, provided that options to purchase up to 433,500 shares of Common Stock may be granted with an exercise price of $.01 per share.

         STOCK APPRECIATION RIGHTS. These are rights that on exercise entitle the holder to receive the excess of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the fair market value on the date of grant (the "base value") multiplied by (iii) the number of rights exercised. The Committee may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under the Second Amended Option Plan may be exercised less than six months or more than 10 years after the date it is granted except in the event of death or disability of a participant. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or canceled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise.

         RESTRICTED STOCK. Restricted Stock is Common Stock delivered to a participant with or without payment of consideration with restrictions or conditions on the participant's right to transfer or sell such stock, provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than 50% of the fair market value of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value. If a participant irrevocably elects in writing in the calendar year preceding a grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines. No Restricted Stock may have a restriction period of less than six months, other than in the case of death or disability.

         PURCHASE STOCK. Purchase Stock refers to shares of Common Stock offered to a participant at a price determined by the Committee, the acquisition of which will make him eligible to receive under the Second Amended Option Plan, including, but not limited to, Other Stock Options; provided, however, that the price of such Purchase Stock may not be less than 50% of the fair market value of the Common Stock on the date such shares of Purchase Stock are offered.

         DIVIDEND EQUIVALENT RIGHTS. These are rights to receive cash payments from the Company at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

         PERFORMANCE UNITS. These are rights to receive at a specified future date payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the grant, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which the Company's performance will be measured. These factors must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Company's performance will be measured shall be not less than six months.

         PERFORMANCE SHARES. These are rights to receive at a specified future date payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the average fair market value for all days that the Common Stock is traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on the Company's performance during the period. At the time of the grant, the Committee will determine the factors that will govern the portion of the rights so payable and the period over which the Company's performance will be measured. The factors will be based on the Company's performance and must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Company's performance will be measured will be not less than six months. Performance Shares will be granted for no consideration.

         OTHER STOCK-BASED GRANTS. The Committee may make other grants under the Second Amended Option Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock) or other equity securities of the Company are or may in the future be acquired. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Company may not be less than 50% of the fair market value of the Common Stock or such other equity securities on the date of grant of such grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any grant of any type made under the Second Amended Option Plan and must be consistent with the purposes of the Second Amended Option Plan.

PAYMENT OF OPTION PRICE FOR STOCK OPTIONS

         The payment of the option price for all shares purchased pursuant to the exercise of Stock Options shall be (i) by cash or check in full on the date of exercise (such cash or check may be delivered on behalf of a participant by a stockbroker designated by the Company to whom the participant has submitted an irrevocable notice of election to sell shares of Common Stock deliverable upon exercise of a Stock Option), (ii) through the delivery of shares of Common Stock having a fair market value equal to the full amount of the exercise price, (iii) by the withholding by the Company from the shares of Common Stock issuable upon any exercise of the option that number of shares having a fair market value equal to such exercise price pursuant to a written election delivered to the Committee prior to the date of exercise or (iv) by a combination of such methods.

MERGER, CONSOLIDATION, EXCHANGE, CHANGE OF CONTROL, ACQUISITION, LIQUIDATION OR DISSOLUTION

         In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, with respect to the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, a Change of Control (as defined below) or the recapitalization, reclassification, liquidation or dissolution of the Company, either (i) that a Stock Option or Stock-Based Grant cannot be exercised after such event, in which case the Committee shall also provide that for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto which are exercisable or, by virtue of the event, become exercisable, and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; or (ii) that even if the Stock Option or Stock-Based Grant shall remain exercisable after such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

         In addition, in the event of a Change of Control, the Committee may provide that such Stock Option or Stock-Based Grant shall be exercisable as to all or any portion of the shares subject thereto.

         Under the Second Amended Option Plan, a "Change of Control" means the occurrence of either (i) the purchase or other acquisition by any person, entity or group (within the meaning of Section 13(d) of 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions) of persons or entities (a "Group"), other than affiliates of First Reserve Corporation, of (x) ownership of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) all or substantially all of the direct and indirect assets of the Company and its subsidiaries or (ii) any merger, consolidation, reorganization or other business combination of the Company with or into any other entity which results in a person, entity or Group other than First Reserve Corporation or any of its affiliates owning fifty percent (50%) or more of the combined voting power of the surviving or resulting corporation's then outstanding voting securities entitled to vote generally.

AMENDMENT AND TERMINATION

         The Committee has the authority to make amendments to the terms and conditions applicable to outstanding grants to the extent consistent with the Second Amended Option Plan, provided that, except for adjustments in connection with stock-splits, recapitalizations, mergers, Changes of Control or similar transactions, no such action shall modify a grant in a manner adverse to the participant without the participant's consent except as such modification is provided for or contemplated in the terms of the grant.

         The Board of Directors may amend, suspend or terminate the Second Amended Option Plan, provided that, other than in connection with stock-splits, recapitalizations, mergers, Changes of Control or similar transactions, no such action may be taken that would, without stockholder approval (but only if such approval is necessary for exemption under Section 16(b) of the Exchange Act), increase the aggregate number of shares of Common Stock available for grants, decrease the price of outstanding Stock Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Second Amended Option Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary of certain federal income tax consequences with respect to grants of Stock Options under the Second Amended Option Plan is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change.

         STOCK OPTIONS. There are generally no federal income tax consequences either to the employee receiving stock options (the "Optionee") or to the Company upon the grant of a stock option under the Second Amended Option Plan. Upon the exercise of an Incentive Stock Option, the Optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to a liability for such optionee under the Alternative Minimum Tax provisions of the Code. Generally, if the Optionee disposes of shares acquired upon exercise of an Incentive Stock Option within two years of the date of grant or one year of the date of exercise, such Optionee will recognize ordinary income and the Company will be entitled to a deduction for tax purposes in the taxable year in which such disposition occurred in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon dispositions of such shares, and the entire gain for the Optionee will be treated as a capital gain. Upon the exercise of an Other Stock Option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the Optionee as compensation income and will generally be deductible for tax purposes by the Company. The dispositions of shares of Common Stock acquired upon exercise of an Other Stock Option will generally result in a capital gain or loss for the Optionee, but will have no tax consequences for the Company.

         SECTION 162(M). At all times when the Committee determines that it is desirable to satisfy the conditions of Section 162(m) of the Code, all awards granted under the Second Amended Option Plan will comply with such conditions. The Committee is nevertheless empowered to grant awards that would not constitute "performance based" compensation under Section 162(m), which may vest based solely on continued employment rather than any performance based criteria. If changes are made to Section 162(m) to permit greater flexibility with respect to any awards available under the Second Amended Option Plan, the Committee may, subject to the restrictions described above regarding amendments to the Second Amended Option Plan, make any adjustments it deems appropriate.

NEW PLAN BENEFITS

         The following table sets forth the number and value of stock options that have been granted under the Second Amended Option Plan, subject to stockholder approval thereof at the Annual Meeting. On March 25, 1998, the closing price of the Common Stock on the New York Stock Exchange was $____ per share.


                                         Second Amended Option Plan
                                         --------------------------

Name and Position                  Dollar Value        Number of Options
-----------------                  ------------        -----------------

Michael L. Harvey
Executive Vice President...........                         100,000


VOTING REQUIREMENTS

         Approval of the Second Amended Option Plan will require the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SECOND AMENDED OPTION PLAN.

      PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         The Board of Directors has unanimously approved an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Charter") to increase the authorized number of shares of Common Stock that the Company has authority to issue from 25,000,000 to 50,000,000 (the "Charter Amendment") and has directed that the Charter Amendment be submitted to the stockholders of the Company for approval. To effect such increase, the first paragraph of article Fourth of the Charter will be amended to read in its entirety as follows:

                           "FOURTH: The total number of shares of all classes of
                  capital stock that the Company shall have authority to issue is 55,000,000 shares, consisting of (i) 5,000,000 shares of Preferred Stock, $.01 par value per share; and (ii) 50,000,000 shares of Common Stock, $.01 par value per share."

         The Charter Amendment will have no effect on the number of shares of Preferred Stock authorized for issuance. No shares of Preferred Stock are currently issued, outstanding or reserved for issuance. If the Charter Amendment is approved by the required vote of stockholders, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware.

REASONS FOR THE INCREASE IN NUMBER OF AUTHORIZED SHARES

         The Company is presently authorized to issue 25,000,000 shares of Common Stock, of which [15,107,719] were issued and outstanding at the close of business on March 25, 1998. Assuming approval of the Company's Second Amended Option Plan, an additional 1,560,782 shares of Common Stock will be reserved for issuance pursuant to the Company's stock option plans. Accordingly, assuming approval of the Company's Second Amended Option Plan, as of March 25, 1998, there would have been only 8,331,499 unissued and unreserved shares of Common Stock. The Board of Directors and management of the Company believe that additional shares of Common Stock should be authorized in order to provide flexibility by having authorized, unissued and unreserved shares of Common Stock available for proper corporate purposes.

         Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties, securing additional financing for working capital or capital expenditures and providing incentives through stock option or other incentive plans. The Company has no plan, commitment or understanding at this time to issue any shares of Common Stock other than those reserved for issuance as described above. However, the Board of Directors believes that such additional authorized shares of Common Stock will enable the Company to take advantage of oil and gas industry conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of its stockholders at the time such additional shares are needed. Unless required by law, regulatory authorities or applicable rules of the New York Stock Exchange, the Company does not anticipate that any future authorization by a vote of stockholders will be sought for the issuance of any shares of Common Stock.

         If the Charter Amendment is approved, the increase in authorized shares will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of Common Stock. However, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of Common Stock.

         The authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult, even if stockholders viewed such change in control as favorable to their interests. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. The Company is not aware of any effort to accumulate Common Stock or obtain control of the Company by a tender offer, proxy contest or otherwise, and the Company has no present intention to use the increased shares of authorized Common Stock for anti-takeover purposes.

         The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. The holders of Common Stock do not presently have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

         The affirmative vote of a majority of the outstanding Common Stock is required to approve the Charter Amendment. Abstentions and broker non-votes will not be treated as either a vote for or against approval of the Charter Amendment. However, because the approval of the Charter Amendment requires the affirmative vote a majority of the outstanding shares of Common Stock, abstentions and broker non-votes will have the same effect as a vote against approval of the Charter Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CHARTER AMENDMENT.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") to serve as independent certified public accountants for the Company and its subsidiaries for fiscal year 1998. It is intended that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Deloitte has served as the Company's auditors since the formation of the Company in December 1996. The Company is advised that no member of Deloitte has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         Although the submission of this matter to the stockholders is not required by law, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the stockholders. Ratification will require the affirmative vote of the majority of the shares of Common Stock represented at the meeting, in person or by proxy.

         It is expected that representatives of Deloitte will be present at the Annual Meeting with an opportunity to make a statement should they desire to do so and to respond to appropriate questions from stockholders.

                             STOCKHOLDERS' PROPOSALS

         Pursuant to the Exchange Act, and regulations thereunder, individual stockholders have a limited right to propose for inclusion in the proxy statement a single proposal for action to be taken at an annual meeting of stockholders. Proposals intended to be presented at the Annual Meeting to be held in 1999 must be received at the Company's principal executive offices no later than November 30, 1998. Such proposals should be addressed as follows:
Domain Energy Corporation, P.O. Box 2229, Houston, Texas 77252-2229, Attention:
Corporate Secretary.

                                  OTHER MATTERS

         Management does not presently know of any matters that may be presented for action at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

                       By Order of the Board of Directors

March [30], 1998

                                                                         ANNEX A



                           SECOND AMENDED AND RESTATED
                       1996 STOCK PURCHASE AND OPTION PLAN
                              FOR KEY EMPLOYEES OF
                    DOMAIN ENERGY CORPORATION AND AFFILIATES




1.       Purpose of Plan
         ---------------


         The Second Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates (the "Plan") is designed:


         (a) to promote the long term financial interests and growth of Domain Energy Corporation (the "Corporation") and its affiliates by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

         (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

         (c) to further the alignment of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.       Definitions
         -----------

         As used in the Plan, the following words shall have the following meanings:

         (a) "Affiliate" means, with respect to the Corporation, any corporation directly or indirectly controlling, controlled by, or under common control with, the Corporation or any other entity designated by the Board of Directors of the Corporation in which the Corporation or an Affiliate has an interest.

         (b) "Board of Directors" means the Board of Directors of the Corporation.

         (c) "Change of Control" shall mean the occurrence of either (x) the purchase or other acquisition by any person, entity or group (within the meaning of section 13(d) of 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions) of persons or entities (a "Group"), other than the FRC Entities, of (i) ownership of fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally or (ii) all or substantially all of the direct and indirect assets of the Company and its subsidiaries or (y) any merger, consolidation, reorganization or other business combination of the Corporation with or into any other entity which results in a person, entity or Group other than First Reserve or any of its Affiliates owning fifty percent (50%) or more of the combined voting power of the surviving or resulting corporation's then outstanding voting securities entitled to vote generally.

         (d) "Committee" means the Compensation Committee of the Board of Directors.

         (e) "Common Stock" or "Share" means common stock of the Corporation which may be authorized but unissued, or issued and reacquired.

         (f) "Employee" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Affiliates who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" shall mean (A) if on the date as of which Fair Market Value is being determined the Common Stock is listed on a national securities exchange or is quoted in the NASDAQ System or the over-the-counter market, the last sale price, regular way, of such security on the principal national securities exchange on which such security is at the time listed, or
(B) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or (C) if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or (D) if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case of clauses (A)-(D) averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the latest 19 consecutive trading days prior to such day, or (E) if the Common Stock is not publicly traded, then the fair market value of the Common Stock as determined in good faith by the Committee.

         (i) "FRC Entities" shall mean investment funds or other entities for which First Reserve Corporation acts as a general and/or managing partner or in respect of which First Reserve Corporation provides investment advice, either directly or through entities controlled by it.

         (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock Based Grant or any combination of the foregoing.

         (k) "Grant Agreement" means an agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

         (l) "Participant" means an Employee, director or other person having a unique relationship with the Corporation or one of its Affiliates, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan.

         (m) "Stock-Based Grants" means the collective reference to the grant of Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Based Grants.

         (n) "Stock Options" means the collective reference to "Incentive Stock Options" and "Other Stock Options".

         (o) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       Administration of Plan
         ----------------------

         (a) The Plan shall be administered by the Committee. Except as provided in Section 4, the members of the Committee shall be eligible to be selected for Grants under the Plan; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Corporation is subject to such rule. The

Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

         (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

         (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.       Eligibility
         -----------

         The Committee may from time to time make Grants under the Plan to such Employees, directors or other persons having a unique relationship with the Corporation or any of its Affiliates, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change of Control of Corporation.

5.       Grants
         ------

         From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

         (a) Incentive Stock Options - These are stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which Incentive Stock Options are first exercisable with respect to any Participant under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of the Corporation or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in accordance with the terms of Paragraph 6, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.


         (b) Other Stock Options - These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Paragraph 5(e) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b), (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted, provided that options to purchase up to 433,500 shares of Common Stock may be granted with an exercise price of $.01 per share. Payment of the option price shall be made in accordance with the terms of Paragraph 6, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.


         (c) Stock Appreciation Rights - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant (the "base value") multiplied by

(iii) the number of rights exercised as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised less than 6 months or more than 10 years after the date it is granted except in the event of death or disability of a Participant. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise.

         (d) Restricted Stock - Restricted Stock is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than 50% of the Fair Market Value of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months, other than in the case of death or disability.


         (e) Purchase Stock - Purchase Stock refers to shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive under the Plan, including, but not limited to, Other Stock Options; provided, however, that the price of such Purchase Stock may not be less than 50% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered.

         (f) Dividend Equivalent Rights - These are rights to receive cash payments from the Corporation at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

         (g) Performance Units - These are rights to receive at a specified future date payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which the Corporation's performance will be measured. These factors must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Corporation's performance will be measured shall be not less than six months.

         (h) Performance Shares - These are rights to receive at a specified future date payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the average Fair Market Value for all days that the Common Stock is traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on the Corporation's performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which the Corporation's performance will be measured. The factors will be based on the Corporation's performance and must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Corporation's performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration.

         (i) Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)) or other equity securities of the Corporation are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than 50% of the Fair Market Value of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

6.       Payment of Option Price for Stock Options
         -----------------------------------------

         The payment of the option price for all shares purchased pursuant to the exercise of Stock Options shall be (w) by cash or check in full on the date of exercise (such cash or check may be delivered on behalf of a Participant by a stock broker designated by the Corporation to whom the Participant has submitted an irrevocable notice of election, on forms approved by the Corporation, to sell shares of Common Stock deliverable upon exercise of a Stock Option), (x) through the delivery of shares of Common Stock having a Fair Market Value equal to the full amount of the exercise price, (y) by the withholding by the Corporation from the shares of Common Stock issuable upon any exercise of the option that number of shares having a Fair Market Value equal to such exercise price pursuant to a written election delivered to the Committee prior to the date of exercise, or (z) by a combination of such methods. The Committee shall determine acceptable methods for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to exercise a Stock Option as it deems appropriate.

7.       Limitations and Conditions
         --------------------------


         (a) Subject to adjustment in accordance with Section 9 or 10 hereof, as of the effective date of this Plan the number of Shares available for issuance under this Plan shall be 1,510,772, which represents ten percent (10%) of the total number of Shares outstanding as of the date on which this Plan was approved by the Board of Directors. As the number of outstanding Shares increases subsequent to such date (which number shall be determined without considering as outstanding any Shares that are the subject of any unexercised options under this Plan or any other option plan of the Company or any Shares owned by the Company or any of its subsidiaries) the Shares available for issuance under this plan shall increase proportionately; provided, however, that the maximum number of Shares for which Incentive Stock Options may be granted under the Plan shall not exceed 1,000,000 Shares (which number is subject to adjustment as provided in Section 9 and 10). The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 750,000 Shares. The number of shares of Common Stock reserved under the Plan shall not be less than the total number of shares granted, whether exercised or unexercised for all Grants under the Plan. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants.


         (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

         (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

         (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

         (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Affiliate, along with interest, dividend, and other expenses accrued on deferred Grants, shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Affiliates or by both the Corporation and an Affiliate during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

         (f) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

         (g) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

         (h) No election as to benefits or exercise of Stock Options, Stock Appreciation Rights, or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

         (i) Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         (j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

8.       Transfers and Leaves of Absence
         -------------------------------

         For purposes of the Plan, unless the Committee determines otherwise:
(a) a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Affiliate shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

9.       Adjustments
         -----------

         In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, Change of Control or similar event, or as required under any Grant Agreement, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

10.      Merger, Consolidation, Exchange,
         Acquisition, Liquidation or Dissolution
         ---------------------------------------

         In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide, with respect to the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Corporation, either a) that such Stock Option or Stock-Based Grant cannot be exercised after such event, in which case the Committee shall also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such event, that for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto which are exercisable or, by virtue of the event, become exercisable, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 7(b)) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; or b) that even if the Stock Option or Stock-Based Grant shall remain exercisable after such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

                  In addition, in the event of a Change of Control, the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of the Change of Control, that such Stock Option or Stock-Based Grant shall be exercisable as to all or any portion of the shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 7(b)).

11.      Amendment and Termination
         -------------------------

         The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 9 or 10 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

         The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 9 or 10 hereof, may be taken which would, without shareholder approval (but only if such approval is necessary for exemption under Section 16(b) of the Exchange Act), increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

12.      Withholding Taxes
         -----------------

         The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of a Stock Option or Stock Appreciation Right, upon payment of Performance units or shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.      Effective Date and Termination Dates
         ------------------------------------

         The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 11; provided, however, that any payment under the Plan which would constitute a "parachute payment" under section 280G of the Code must be approved by a vote of 75% of the Corporation's stockholders to be effective.